UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 27, 2007

Familymeds Group, Inc.
(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032-1968
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

 On August 27, 2007, Familymeds, Inc., a Connecticut corporation (“Familymeds”), a subsidiary of Familymeds Group, Inc. (the “Company”), completed a sale of certain assets to Pharmacy Management Group LLC, a Mississippi Limited Liability Company (“the Buyer”). Under the terms of the sale transaction, the Company sold to the Buyer the pharmacy assets of five Mississippi pharmacies and one Alabama pharmacy operating under the brand name Familymeds for total consideration of approximately $2.6. Of the total approximate $2.6 million purchase price, the Company received approximately $1.95 million in cash at closing and approximately $700,000 in a secured promissory note payable over 24 months with a balloon payment in the 24th month.

Item 8.01 Other Events.

The Company anticipates filing its Form 10-Q for quarter ending June 30, 2007 in the next 30 to 45 days. The Company, which has filed its articles of dissolution and closed its transfer books, is winding down its operations in accordance with previous disclosures, as such, the filing process has been delayed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILYMEDS GROUP, INC.

By: /s/Edgardo A. Mercadante
Edgardo A. Mercadante, Chief Executive Officer, President and Chairman of the Board

Dated: August 30, 2007